SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 1, 2005
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 001-13997

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors
Press Release

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 5.02 Departure of Directors or Principal Officers; Election of Directors
          On December 5, 2005, Bally Total Fitness Holding Corporation (the ”Company”) issued a press release announcing the appointment of Steven S. Rogers, Ph.D. and Adam Metz to its Board of Directors as of December 1, 2005. Dr. Rogers will serve on the Company’s Compensation and Nominating and Corporate Governance Committees. Mr. Metz will serve on the Company’s Audit Committee.
          In addition, the Company has been advised that J. Kenneth Looloian, a present member of the Board of Directors, will not stand for reelection at the Company’s next annual meeting of stockholders due to health reasons. Mr. Looloian serves on the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees.
          The press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
          (d)     Exhibits
          99.1   Press Release
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: December 6, 2005	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel